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                            CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION OF
                                 DITECH CORPORATION


     The undersigned certify that:

     1. They are the President and the Assistant Secretary, respectively, of Ditech Corporation, a California corporation.

     2. Section 6.2 of Article III of the Amended and Restated Articles of Incorporation of this corporation is amended to read in full as follows:

"SECTION 6.2   BOARD OF DIRECTORS

     a) At each election of directors of the Corporation, so long as any share of Series B Preferred is outstanding, the holders of Series B Preferred shall be entitled, voting as a single series, to elect two (2) directors of the Corporation (the "Series B Directors"). In each case of any vacancy in the office of a Series B Director, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Series B Preferred, voting as a single class, given at a special meeting of such shareholders called for that purpose or by the unanimous written consent of such shareholders. Prior to an annual or special meeting of the holders of the Series B Preferred convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent Series B Director may appoint a director to serve as such until the holders of the Series B Preferred duly elect a successor director.

     b) At each election of directors of the Corporation, so long as any share of Common Stock or Series C Preferred is outstanding, the holders of Common Stock and Series C Preferred shall be entitled, voting together, to elect two
(2) directors of the Corporation (the "Common Directors"). In the case of any vacancy in the office of Common Director, a successor shall be elected to hold office for the unexpired terms of such director by the affirmative vote of the holders of a majority of the Common Stock and Series C Preferred, voting together, given at a special meeting of such shareholders called for that purpose or by the unanimous written consent of such shareholders. Prior to an annual or special meeting of the holders of the Common Stock and Series C Preferred convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent Common Director may appoint a director to serve as such until the holders of the Common Stock and Series C Preferred duly elect a successor director.

     c) At each election of directors of the Corporation, so long as any share of Series B Preferred, Common Stock and Series C Preferred is outstanding, the holders of Common Stock, Series B Preferred and Series C Preferred shall be entitled, voting together, to elect three (3) directors of the Corporation (the "Joint Directors"). In the case of any vacancy in the office of a Joint Director, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Common Stock, Series B Preferred and


                                          1.
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Series C Preferred, voting together, given at a special meeting of such shareholders called for that purpose or by the unanimous written consent of such shareholders."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 3,251,874 shares of Common Stock and 12,506,359 shares of Series A Preferred Stock, 6,259,718 shares of Series B Preferred Stock and 7,508,221 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock voting as a class, more than 50% of the outstanding shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class, more than 50% of the outstanding shares of Series A Preferred Stock, more than 50% of the outstanding shares of Series B Preferred Stock and more than 50% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  October 15, 1998


                                        /s/ Tim Montgomery
                                        ----------------------------------------
                                        Tim Montgomery
                                        President



                                        /s/ William Tamblyn
                                        ----------------------------------------
                                        William Tamblyn
                                        Assistant Secretary